Exhibit 15.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District

Beijing 100738, PRC

Tel: +86 10 8525 5500  Fax: +86 10 8525 5511 / 8525 5522

Beijing Shanghai Shenzhen Hong Kong Haikou Wuhan Singapore New York

www.hankunlaw.com

Date: April 30, 2026

Yuanbao Inc. (the “Company”)

Building 6, Zhongguancun Dongsheng International Science Park

No.1 Yongtaizhuang North Road

Haidian District, Beijing 100192

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the use of our name and the summary of our opinion under the headings, “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—C. Organizational Structure,” and “Item 10. Additional Information—E. Taxation” included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2026. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report. We further consent to the incorporation by reference of the summaries of our opinions under these headings into the Registration Statements on Form S-8 (No. 333-288624) of the Company pertaining to the Company’s 2020 Share Option Plan and 2024 Equity Incentive Plan.

Very truly yours,

/s/ Han Kun Law Offices
Han Kun Law Offices